UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

KKR Infrastructure Conglomerate LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-56484 (Commission File Number)	92-0477563 (I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY (Address of principal executive offices)	10001 (Zip Code)

(212) 750-8300
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

 On November 7, 2024, KKR Infrastructure Conglomerate LLC (the “Company”) adopted an Amended and Restated Distribution Reinvestment Plan (the “DRIP”), effective November 7, 2024, pursuant to which cash distributions to holders of the Company’s shares (the “Shares”) will automatically be reinvested in whole and fractional Shares attributed to the class of Shares that a shareholder owns unless such holders elect to receive such distribution in cash. Pursuant to the DRIP, if a shareholder requests that the Company repurchase all of the shareholder’s Shares pursuant to the Company's share repurchase plan (as amended from time to time, the “SRP”), such shareholder’s participation in the DRIP shall be deemed terminated effective upon the Company’s receipt of such request, regardless of whether or not the Company accepts all such shares for repurchase pursuant to the SRP, provided, that, if such shareholder subsequently withdraws its request prior to the applicable deadline therefor under the SRP, such shareholder may participate in the DRIP by notifying the Company and the plan administrator of the DRIP at least three (3) days prior to the record date of a distribution from the Company.

    The foregoing summary description of the DRIP does not purport to be complete and is qualified in its entirety by reference to the DRIP, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits

Exhibit Number	Description
4.1	Amended and Restated Distribution Reinvestment Plan.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

Signatures

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR INFRASTRUCTURE CONGLOMERATE LLC

	By:	/s/ Sung Bum Cho
		Name:	Sung Bum Cho
		Title:	General Counsel & Secretary
Date: November 8, 2024